                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [x] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CAMPBELL SOUP COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                          [Campbell Soup Company Logo]
                                 CAMPBELL PLACE
                         CAMDEN, NEW JERSEY 08103-1799

                                                                 OCTOBER 9, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                          THURSDAY, NOVEMBER 19, 1998
                            11:00 A.M., EASTERN TIME
                                 NAZARETH HALL
                             21211 WEST RIVER ROAD
                             GRAND RAPIDS, OH 43522

AGENDA

1. ELECT DIRECTORS.

2. RATIFY APPOINTMENT OF AUDITORS.

3. ACT UPON A SHAREOWNER PROPOSAL.

4. TRANSACT ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

     Shareowners of record at the close of business on September 21, 1998, will be entitled to vote.

     Your vote is important. Kindly, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR VOTE BY PHONE OR THE INTERNET (see instructions on proxy card), in order that as many shares as possible will be represented.

                                          By order of the Board of Directors,

                                             /s/ JOHN J. FUREY
                                               John J. Furey
                                            Corporate Secretary

IMPORTANT

     Please note that a ticket is required for admission to the meeting. If you plan to attend and shares are registered in your name as of September 21, 1998, please check the appropriate box on your proxy card or when voting on the Internet or indicate when prompted if voting by telephone. A ticket of admission will be forwarded to you. If your shares are held in the name of a broker or other nominee, please follow the instructions on page 27 to obtain an admission ticket.

                               TABLE OF CONTENTS

                           PROXY STATEMENT                              PAGE
                           ---------------                              ----
*         Item 1 -- Election of Directors.............................    1
          Security Ownership of Directors and Executive Officers......    5
          Security Ownership of Certain Beneficial Owners.............    6
          Director Attendance.........................................    8
          Director Compensation.......................................    8
          Board Committees............................................    9
          Corporate Governance........................................   11
          Compensation of Executive Officers..........................   15
          --  Compensation and Organization Committee Report on
              Executive Compensation..................................   15
          --  Compensation and Organization Committee Interlocks and
              Insider Participation...................................   19
          --  Summary Compensation Table..............................   20
          --  Option Grants in Fiscal 1998............................   21
          --  Aggregated Option Exercises in Fiscal 1998 and Fiscal
              Year-End Option Values..................................   21
          --  Return to Shareowners Performance Graph.................   22
          --  Pension Plans...........................................   22
          --  Termination Arrangements................................   23
*         Item 2 -- Ratification of Appointment of Auditors...........   24
*         Item 3 -- Shareowner Proposal...............................   24
          Submission of Shareowner Proposals..........................   25
          Directors and Officers Stock Ownership Reports..............   25
          Other Matters...............................................   25
          Proxies and Voting at the Meeting...........................   26
          Information About Attending the Meeting.....................   27

------------------
* Denotes items to be voted on at the meeting.

     NOTE: Shareowners may receive a copy of the Company's annual Form 10-K report, without charge, by:

(1) writing to Investor Relations, Campbell Soup Company, Campbell Place, Camden, NJ 08103-1799;

(2) calling 1-800-909-SOUP (1-800-909-7687); or

(3) leaving a message on Campbell's home page at http://www.campbellsoup.com.

                                     ITEM 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

     The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of Directors of the Company shall be sixteen. The directors are to be elected to hold office until the next Annual Meeting of the Shareowners and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board of Directors. Management knows of no reason why any nominee shall be unable or unwilling to serve.

     The following table sets forth certain information concerning the nominees at September 21, 1998:

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------

                                   (1) Retired Senior Scientific Adviser to the       66       1986
Alva A. App                        United Nations Development Programme.

                                   (1) Senior Managing Director of Clayton            56       1990
Edmund M. Carpenter                Dubilier & Rice since March 1997. Former
                                   Chairman and Chief Executive Officer of General
                                   Signal Corporation.
                                   (2) Director of Dana Corporation and Texaco,
                                   Inc.

                                   (1) Private investor and Chairman and Managing     52       1989
Bennett Dorrance                   Director of DMB Associates in Phoenix, Arizona.
                                   (2) Director of Bank One Corporation.

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------
                                   (1) Management Consultant, Field & Associates.     64       1987
Thomas W. Field, Jr.               Former Chairman and Chief Executive Officer of
                                   ABCO Foods, Inc. Previously Chairman, President
                                   and Chief Executive Officer of McKesson
                                   Corporation.
                                   (2) Director of Maxicare Health Plans, Inc. and
                                   Stater Brothers Holdings.

                                   (1) President of GTE Corporation since 1995.       54       1996
Kent B. Foster                     Previously Vice Chairman and President,
                                   Telephone Operations, GTE Corporation.
                                   (2) Director of GTE Corporation, J. C. Penny
                                   Company, Inc. and New York Life Insurance
                                   Company.

                                   (1) Chairman and Chief Executive Officer of        59       1996
Harvey Golub                       American Express Company since 1993. Previously
                                   Vice Chairman of American Express Company and
                                   Chief Executive Officer of American Express
                                   Financial Advisors.
                                   (2) Director of American Express Company and
                                   Dow Jones & Company, Inc.

                                   (1) Chairman of Campbell Soup Company since        66       1990
David W. Johnson                   1993. Previously President and Chief Executive
                                   Officer of Campbell Soup Company. Previously
                                   Chairman, President and Chief Executive Officer
                                   of Gerber Products Company.
                                   (2) Director of Colgate-Palmolive Company and
                                   Duane Reade, Inc.

                                   (1) Chairman and Chief Executive of The Bank of    59       1995
David K. P. Li                     East Asia, Limited since 1991.
                                   (2) Director of Dow Jones & Company, Inc., Hong
                                   Kong Telecommunications, Ltd., The Bank of East
                                   Asia, Limited, The Hong Kong & China Gas
                                   Company Limited and Sime Darby Hong Kong
                                   Limited.

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------
                                   (1) Retired Chairman and Chief Executive           62       1984
Philip E. Lippincott               Officer of Scott Paper Company.
                                   (2) Director of Exxon Corporation. Trustee of
                                   The Penn Mutual Life Insurance Company.

                                   (1) Private investor and President of Iron         48       1990
Mary Alice Malone                  Spring Farm, Inc.
                                   (1) President and Chief Executive Officer of       49       1997
Dale F. Morrison                   Campbell Soup Company since July 15, 1997.
                                   Previously Senior Vice President of Campbell
                                   Soup Company and President of International and
                                   Specialty Foods Division (1996-1997); Vice
                                   President of Campbell Soup Company and
                                   President of Pepperidge Farm (1995-1996);
                                   President-Frito Lay North (1994-1995); and Vice
                                   President-Marketing and Sales, Frito Lay
                                   Central Division (1993-1994).

                                   (1) President and Chief Executive Officer of       66       1990
Charles H. Mott                    John W. Bristol & Co., Inc., an investment
                                   management firm.

                                   (1) President and Chief Executive Officer of       57       1995
George M. Sherman                  Danaher Corporation since 1990.
                                   (2) Director of Danaher Corporation.

                                       (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
               NAME                        (2) OTHER BUSINESS AFFILIATIONS            AGE     SINCE
               ----                    --------------------------------------         ---    --------

                                   (1) President and Chief Executive Officer of       60       1992
Donald M. Stewart                  The College Board since 1987.
                                   (2) Director of Principal Financial Group and
                                   The New York Times Company.

                                   (1) Private investor.                              60       1988
George Strawbridge, Jr.            (2) Director of Buffalo Sabres of the National
                                   Hockey League.

                                   (1) Private investor and President and Chief       55       1990
Charlotte C. Weber                 Executive Officer of Live Oak Stud and Live Oak
                                   Properties.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding beneficial ownership of Campbell's Capital Stock, as of September 21, 1998, of each Director, the Company's six most highly compensated Executive Officers and the Directors and Executive Officers as a group, and also sets forth Campbell stock units credited to the individual's deferred compensation account. The account reflects the election of the individuals to defer previously earned compensation and pending awards of restricted performance stock into Campbell stock units. The individuals are fully at risk as to the price of Campbell stock in their deferred stock accounts. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Unrestricted deferred Campbell stock units are included in calculating the Company required stock ownership for directors and executives.

------------------------------------------------------------------------------------------------------------
                                            AGGREGATE NUMBER                          TOTAL NUMBER OF
                                                OF SHARES            CAMPBELL STOCK     SHARES AND
                NAME                      BENEFICIALLY OWNED(a)         DEFERRED      DEFERRED STOCK
------------------------------------------------------------------------------------------------------------
 Alva A. App                                        11,345(b)            11,429              22,774
------------------------------------------------------------------------------------------------------------
 Edmund M. Carpenter                                11,059                6,663              17,722
------------------------------------------------------------------------------------------------------------
 Bennett Dorrance                               52,571,629(c)             4,886          52,576,515
------------------------------------------------------------------------------------------------------------
 Thomas W. Field, Jr.                               34,437               19,914              54,351
------------------------------------------------------------------------------------------------------------
 Kent B. Foster                                        924                6,809               7,733
------------------------------------------------------------------------------------------------------------
 Harvey Golub                                        4,842                6,443              11,285
------------------------------------------------------------------------------------------------------------
 David W. Johnson                                1,544,709(d)             1,366           1,546,075
------------------------------------------------------------------------------------------------------------
 David K. P. Li                                      8,225                8,491              16,716
------------------------------------------------------------------------------------------------------------
 Philip E. Lippincott                               15,557                3,895              19,452
------------------------------------------------------------------------------------------------------------
 Mary Alice Malone                              54,120,385(e)             6,219          54,126,604
------------------------------------------------------------------------------------------------------------
 Dale F. Morrison                                  197,791              166,565             364,356
------------------------------------------------------------------------------------------------------------
 Charles H. Mott                                60,831,379(f)             9,785          60,841,164
------------------------------------------------------------------------------------------------------------
 George M. Sherman                                   4,425               10,223              14,648
------------------------------------------------------------------------------------------------------------
 Donald M. Stewart                                   8,757                4,202              12,959
------------------------------------------------------------------------------------------------------------
 George Strawbridge, Jr.                         8,206,827(g)             3,265           8,210,092
------------------------------------------------------------------------------------------------------------
 Charlotte C. Weber                             22,133,497(h)             3,485          22,136,982
------------------------------------------------------------------------------------------------------------
 Basil L. Anderson                                 187,422               75,164             262,586
------------------------------------------------------------------------------------------------------------
 F. Martin Thrasher                                138,268               68,532             206,800
------------------------------------------------------------------------------------------------------------
 Robert Subin                                      237,382              100,990             338,372
------------------------------------------------------------------------------------------------------------
 James R. Kirk                                     213,729               84,844             298,573
------------------------------------------------------------------------------------------------------------
 Mark M. Leckie                                      7,301               26,744              34,045
------------------------------------------------------------------------------------------------------------
 All directors and executive officers
 (13) as a group                               201,109,072              814,682         201,923,754
------------------------------------------------------------------------------------------------------------

 (a) The shares shown include 1,861,798 shares of Capital Stock with respect to which Directors and Executive Officers have a right, as of November 21, 1998, to acquire beneficial ownership because of vested stock options. All persons listed own less than 1% of the company's outstanding shares of Capital Stock, except:

                                                       % OF OUTSTANDING
                                                            SHARES
                                                       ----------------
Bennett Dorrance                                            11.8%
Mary Alice Malone                                           12.1%
Charles H. Mott                                             13.6%
George Strawbridge, Jr.                                      1.8%
Charlotte C. Weber                                           4.9%

     All Directors & Executive Officers (13 persons) as a group own 45.1% of outstanding shares.

 (b) Share ownership shown does not include 468 shares held by Alva App's wife, as to which he disclaims beneficial ownership.

 (c) Bennett Dorrance is a grandson of John T. Dorrance, the brother of Mary Alice Malone, and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 306,944 shares held by the Estate of his father, John T. Dorrance, Jr., of which he is an Executor, and as to which shares he disclaims beneficial ownership. Does not include 491,188 shares held as guardian for one of his children nor 491,232 shares held as trustee for one of his children, as to which shares he disclaims beneficial ownership. Reference is also made to "Principal Shareowners." Does not include 450,700 shares held by the Dorrance Family Foundation.

 (d) Share ownership shown does not include 8,000 shares held by David Johnson's spouse, as to which he disclaims beneficial ownership.

 (e) Mary Alice Malone is a granddaughter of John T. Dorrance. Share ownership shown does not include 306,944 shares held by the Estate of her father, John T. Dorrance, Jr., of which she is an Executor and as to which shares she disclaims beneficial ownership. Does not include 29,108 shares held by her cousin as trustee of a trust for her children, as to which shares she disclaims beneficial ownership. Reference is also made to "Principal Shareowners."

 (f) Share ownership shown for Charles Mott includes 60,806,900 shares held by the Voting Trust over which he, as a Trustee, has shared voting power. Reference is also made to "Principal Shareowners." In September 1990 the Trustees of the Voting Trust requested the Company's Governance Committee to nominate Charles Mott as a candidate for election as a director.

 (g) George Strawbridge is a grandson of John T. Dorrance and a cousin of Charlotte Weber. Share ownership shown does not include 12,543,846 shares held by various trusts, of which he is a trustee, for the benefit of his sister, as to which shares he disclaims beneficial ownership. Does not include 2,374,944 shares held by trusts for the benefit of his descendants as to which shares he disclaims beneficial ownership.

 (h) Charlotte Weber is a granddaughter of John T. Dorrance. Share ownership shown includes 22,052,192 shares held by two trusts of which she is a co-trustee and 68,948 shares held by a foundation of which she is also a co-trustee, for all of which she has shared voting and dispositive power.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At the close of business on September 21, 1998, the record date for the meeting, there were outstanding and entitled to vote 445,585,204 shares of Campbell Capital Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.

PRINCIPAL SHAREOWNERS

     Information concerning the owners of more than 5% of the outstanding Campbell Capital Stock as of the record date for the meeting follows:

                                                                                    PERCENT OF
                                                              AMOUNT/NATURE OF      OUTSTANDING
                       NAME/ADDRESS                         BENEFICIAL OWNERSHIP       STOCK
                       ------------                         --------------------    -----------
Bennett Dorrance..........................................  52,571,629 Note (1)        11.8%
DMB Associates,
4201 North 24th Street,
Suite 120
Phoenix, AZ 85016

                                                                                    PERCENT OF
                                                              AMOUNT/NATURE OF      OUTSTANDING
                       NAME/ADDRESS                         BENEFICIAL OWNERSHIP       STOCK
                       ------------                         --------------------    -----------
Mary Alice Malone.........................................  54,120,385 Note (2)        12.1%
Iron Spring
Farm, R.D. #3,
Coatesville, PA 19320
Dorrance H. Hamilton, Charles H. Mott and
John A. van Beuren, Voting Trustees under the Major,
Stockholders' Voting Trust dated as of June 2, 1990
("Voting Trust") and related persons,.....................  61,547,126 Note (3)        13.8%
P. O. Box 4098
Middletown, RI 02842
Note (4)

---------------
(1) A director nominee. See note (c) on page 6.

(2) A director nominee. See note (e) on page 6.

(3) Charles Mott is a director nominee. See note (f) on page 6. Includes 60,806,900 shares (13.6% of the outstanding shares) held by the Voting Trustees with sole voting power and 740,226 shares held by participants outside the Voting Trust or by persons related to them, for a total of 61,547,126 shares (13.8% of the outstanding shares). Includes (i) 29,498,350 shares (6.6% of the outstanding shares) with sole dispositive power held by the Dorrance H. Hamilton Trust, of which Mrs. Hamilton is the sole trustee, 200 Eagle Road, Suite 316, Wayne, PA 19087, and (ii) 6,756,788 shares with sole dispositive power held by Hope H. van Beuren and 6,720,000 shares with sole dispositive power held by her husband, John A. van Beuren, P.O. Box 4098, Middletown, RI 02842. John and Hope van Beuren also hold 14,005,568 shares with shared dispositive power, including shares held by a family partnership. In addition John van Beuren holds 2,010,768 shares with shared dispositive power. Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees including the right to withdraw these shares prior to any annual or special meeting of the Company's shareowners. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company's business, in order to obtain their objective of maximizing the value of their shares.

    The Trustees will act for participants in communications with the Company's Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(4) Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Trustees whose decision must be approved by at least two Trustees if there are three Trustees then acting. In the event of a disagreement among the Trustees designated by the family groups participating in the Voting Trust, the shares of the minority may be withdrawn. The Voting Trust continues for ten years from June 2, 1990, unless it is sooner terminated or extended.

     The foregoing information relating to Shareowners is based upon the Company's stock records and data supplied to the Company by the holders as of the record date for the meeting.

                              DIRECTOR ATTENDANCE

     During fiscal 1998 (ended August 2), the Board of Directors met eight times, seven regular meetings and one special meeting. Directors meet their responsibilities not only by attending Board and Committee meetings but also through communication with the Chairman, the Chief Executive Officer and other members of management on matters affecting the Company. All directors attended at least 75% of scheduled Board meetings and meetings held by Committees of which they were members, except Messrs. Golub and Li who attended 73%.

                             DIRECTOR COMPENSATION

     The following table displays all components of director compensation:

COMPENSATION


---------------------------------------------------------------------------------------------
  Annual Board Retainer*                                      2,400 shares of Campbell stock
---------------------------------------------------------------------------------------------
  Annual Option Grant**                                       2,000 options
---------------------------------------------------------------------------------------------
  Annual Retainer for Committee Chair                         $4,000
---------------------------------------------------------------------------------------------
  Board Attendance Fee (per in person meeting)                $1,250
---------------------------------------------------------------------------------------------
  Board Attendance Fee (per conference call meeting)          $625
---------------------------------------------------------------------------------------------
  Committee Attendance Fee (per in person meeting)            $1,000
---------------------------------------------------------------------------------------------
  Committee Attendance Fee (per conference call meeting)      $500
---------------------------------------------------------------------------------------------

------------------
 * Campbell shares are issued and options are granted to each director on January 1 of each year.
** Options granted on January 1, 1998, have an exercise price of $53.85. Options are granted at the market price on the grant date and may not be repriced.

     David Johnson, who was the non-executive Chairman during all of fiscal 1998, received an annual retainer of $750,000 and a discretionary bonus of $750,000 approved by the Board of Directors. In fiscal 1998, Mr. Johnson continued to participate in all the Company benefit plans and programs. Mr. Johnson did not receive any other compensation for service as a Director. Dale Morrison received no remuneration for service as a Director. Directors have the option to elect to receive Campbell stock instead of any cash payments and to defer all or a portion of compensation. Directors are reimbursed for actual travel costs.

BENEFITS

     The Company does not provide pensions, medical benefits, or other benefit programs to non-employee directors.

                                BOARD COMMITTEES

     Pursuant to the By-Laws, the Board had established five standing committees as of the record date. The Company has Audit, Compensation and Organization, Executive, Finance and Corporate Development, and Governance Committees of its Board of Directors. Membership as of the record date was as follows:

                       COMPENSATION
AUDIT                  AND ORGANIZATION            EXECUTIVE
-----                  ----------------            ---------
G.M. Sherman, Chair    P.E. Lippincott, Chair      D.W. Johnson, Chair
A. A. App              E.M. Carpenter              A.A. App
K. B. Foster           T.W. Field, Jr.             B. Dorrance
H. Golub               H. Golub                    T.W. Field, Jr.
M.A. Malone            M.A. Malone                 P.E. Lippincott
D.M. Stewart           G. Strawbridge, Jr.         D. F. Morrison
C.C. Weber             C.C. Weber                  G. Strawbridge, Jr.

FINANCE AND
CORPORATE DEVELOPMENT  GOVERNANCE
---------------------  ----------
C.H. Mott, Co-Chair    G. Strawbridge, Jr., Chair
B. Dorrance, Co-Chair  A.A. App
E. M. Carpenter        B. Dorrance
D.K.P. Li              T. W. Field, Jr.
P.E. Lippincott        K.B. Foster
D. F. Morrison         C.H. Mott
G.M. Sherman
D.M. Stewart

AUDIT COMMITTEE                                        4 meetings in fiscal 1998

     -- Recommends the appointment of the Company's independent accountants;

     -- Reviews the scope and results of the audit plans of the independent accountants and the internal auditors;

     -- Oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems;

     -- Reviews the objectivity, effectiveness and resources of the internal audit function which reports directly to the Committee;

     -- Confers independently with the internal auditors and the independent accountants;

     -- Reviews non-audit services to be performed by the independent accountants; and

     -- Determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

COMPENSATION AND ORGANIZATION COMMITTEE                7 meetings in fiscal 1998

     -- Reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer;

     -- Reviews and approves the salaries and incentive compensation for all corporate officers and senior executives;

     -- Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

     -- Reviews the salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

     -- Reviews and approves the incentive compensation to be allocated to employees;

     -- Reviews, prior to becoming effective, any major organization change that the Chief Executive Officer intends to implement; and

     -- Reviews executive organization and principal programs for executive development, and annually reports to the Board on management development and succession planning.

EXECUTIVE COMMITTEE                                   No meetings in fiscal 1998

     -- Exercises all the powers of the Board when the Board is not in session, except as otherwise provided by New Jersey law.

FINANCE AND CORPORATE DEVELOPMENT                      7 meetings in fiscal 1998

   Reviews and makes recommendations to the Board regarding:

     -- All issuances, sales or repurchases of equity and long-term debt;

     -- Changes in the Company's capital structure;

     -- The capital budget and capital expenditure program;

     -- Acquisitions, divestitures, joint ventures, partnerships or combination of business interests;

     -- Proposed appointments to the Administrative Committee of the pension plans; and

     -- Proposed amendments to the Company's retirement and pension plans.

     Oversees policies and practices relating to the Company's retirement and pension plans and monitors the administration of the Company's retirement and pension plans.

GOVERNANCE COMMITTEE                                   6 meetings in fiscal 1998

   Reviews and makes recommendations to the Board regarding:

     -- The organization and structure of the Board;

     -- Qualifications for director candidates;

     -- Candidates for election to the Board;

     -- Candidate for the position of Chairman of the Board;

     -- Chairpersons and members for appointment to the Board Committees;

     -- Remuneration for Board members who are not employees; and

     -- The role and effectiveness of the Board, the respective Board Committees and the Directors in the Company's corporate governance process.

     The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareowners. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary of the Company.

     Actions taken by any of the foregoing committees are reported to the Board and the Board receives a copy of the minutes of all Committee meetings. On November 19, 1997, in conjunction with the annual appointment of Committee members, the Board eliminated the Retirement Committee and assigned its duties to the Finance and Corporate Development Committee. The Board concluded that a separate Committee was not needed to oversee the pension assets and policies.

                              CORPORATE GOVERNANCE

     The Board of Directors is responsible for the control and direction of the Company. It represents and is accountable to the shareowners. The Board's prime purpose is to build long-term shareowner wealth.

     Corporate governance is designed to drive superior performance of the Company by making the most effective use of the collective skills and experience of directors. Campbell believes that good governance is a source of competitive advantage.

                         CORPORATE GOVERNANCE STANDARDS

     Campbell first published Corporate Governance Standards in its proxy in 1992. The Standards are reviewed annually by the Board and revised, if necessary. In conjunction with the review in 1998, the Board reorganized the Standards into five sections to highlight the areas of emphasis and focus.

I.  BOARD PERFORMANCE

      1. All directors will stand for election every year.

      2. Directors are required to own at least 2,000 Campbell shares within one year of election, and 6,000 shares within three years of election.

      3. Directors will operate in accordance with the Requirements of Directors (printed at page 13, below).

      4. The Governance Committee will conduct annual evaluations of the Board's effectiveness, and report the results to shareowners in the proxy statement. (In 1998, the Board evaluation process focused on individual director performance. See "Evaluations of Board Performance" at pages 13-15, below).

II.  BOARD COMPOSITION

      5. The Board believes that, as a general rule, former Campbell executives should not serve on the Board.

      6. Interlocking directorships will not be allowed, except with respect to joint ventures. (An interlocking directorship would occur if a Campbell officer served on the Board of Company X and an officer of Company X served on the Campbell Board, or if a major supplier or customer served on Campbell's Board.)

      7. Directors may not stand for reelection after age 70.

      8. The Audit, Compensation and Organization and Governance Committees will consist entirely of independent directors. For this purpose, an "independent" director is one who has no present or former employment by the Company and no significant financial or personal tie to the Company other than share ownership and entitlement to director fees.

      9. Committee members will be appointed by the Board.

     10. When the CEO also holds the position of Chairman of the Board, the Chairman of the Governance Committee will serve as the Lead Director.

III.  BUSINESS OPERATIONS

     11. The Board will annually review and approve a long-term strategic plan and a one-year operating plan that reflects strategic plan milestones.

     12. The Board will evaluate the performance of the CEO at least annually in meetings of independent directors that are not attended by the CEO. See "CEO Compensation and Evaluation" at page 18-19, below.

     13. The CEO will report annually to the Compensation and Organization Committee and to the Board on the Company's management development and planning for executive succession. The Compensation and Organization Committee will review and annually report to the Board on the effectiveness of these processes.

     14. In advance of Board and Committee meetings, directors will receive appropriate materials relating to the items to be acted upon at those meetings.

IV.  EXECUTIVE COMPENSATION

     15. Incentive compensation plans for executives shall link pay directly and objectively to measured financial goals set in advance by the Compensation and Organization Committee. (See "Compensation and Organization Committee's Report on Executive Compensation" at pages 15-19, below.).

     16. By express terms of the shareowner-approved incentive plan, stock options may not be repriced. The exercise price for options will not be reduced even if the current market price of the stock is below the exercise price.

     17. All executives (approximately 300 persons) must buy and hold Campbell stock valued at one-half to seven times base salary, depending on their positions. Restricted stock and options, including vested stock options, shall not count toward the satisfaction of this requirement.

V.  SHAREOWNERS

     18. The Company does not have a poison pill, staggered board, or similar anti-takeover devices because it believes that the way to remain independent is by means of superior performance in building shareowner wealth.

     19. All shareowners have equal voting rights.

     20. The Board will develop, approve and annually review Corporate Governance Standards that are distributed each year to shareowners in the proxy statement.

                    REQUIREMENTS OF MANAGEMENT AND DIRECTORS

     In order to declare clear expectations of performance, in 1995 the Board adopted and distributed to shareowners in the proxy statement the specific requirements of management and directors set forth below.

                BOARD REQUIREMENTS                             CAMPBELL REQUIREMENTS
                  OF MANAGEMENT                                     OF DIRECTORS
                ------------------                             ---------------------
 --  Develop strategies to deliver strong         --  Act in the best interests of all
     market franchises and build shareowner           shareowners
     wealth over the long term
 --  Recommend appropriate strategic and          --  Critique and approve strategic and
     operating plans                                  operating plans
 --  Maintain effective control of operations     --  Select, motivate, evaluate and
                                                      compensate the CEO
 --  Measure performance against peers            --  Develop and maintain a sound
                                                      understanding of Campbell's strategies
                                                      and businesses
 --  Provide strong, principled and ethical       --  Review succession planning and
     leadership                                       management development
 --  Assure sound succession planning and         --  Advise and consult on key organizational
     management development                           changes
 --  Maintain sound organizational structure      --  Carefully study Board materials and
                                                      issues
 --  Inform the Board regularly regarding the     --  Provide active, objective and
     status of key initiatives                        constructive participation at meetings
                                                      of Board and committees
 --  No surprises                                 --  Provide assistance in representing
                                                      Campbell to the outside world
 --  Organize Board meetings which are well-      --  Counsel on corporate issues
     planned, allow meaningful participation
     and provide for timely resolution of
     issues
 --  Provide Board materials which contain        --  Develop and maintain a good
     the right amount of information and are          understanding of general economic trends
     received sufficiently in advance of              and corporate governance
     meetings

                        EVALUATIONS OF BOARD PERFORMANCE

1.  FULL BOARD EVALUATION

     Since 1995, the Board's Governance Committee has led annual evaluations of Board performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board's effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

     In 1995 and 1997, evaluations were conducted to assess performance by the Board as a whole in sixteen principal areas, and the results reported to shareowners in the proxies for those years. The evaluation criteria measured such aspects of Board performance as the following:
     -- knowledge and understanding of the Company's vision and its operating and strategic plans
     -- involvement in major business policies and decisions
     -- use of time for in-depth strategic business presentations and discussions
     -- oversight of the Company's annual capital and operating budgets, income statement, balance sheet and cash flow
     -- attention to performance of peer companies
     -- oversight of the performance of the CEO and senior officers, and of executive compensation relative to performance

     -- oversight of planning for executive succession
     -- quality of communication and participation in Board meetings -- adequacy and timeliness of preparation of Board materials

     In 1996, a follow-up evaluation was completed to assess progress in four aspects of Board performance highlighted in the 1995 evaluation as promising areas for improvement. In 1998, the Board again followed up on points identified in 1997 as areas of collective efforts for improvement, and adopted specific measures to strengthen its performance in those areas.

2.  INDIVIDUAL DIRECTOR EVALUATION

     In 1998, the Board's evaluation process focused on assessment of the performance of its individual members. Each director completed a self-evaluation form, developed by the Governance Committee, examining his or her effectiveness against 35 criteria designed to measure performance in eight critical areas:
     -- Independence and Integrity
     -- Knowledge and Expertise
     -- Stature
     -- Accountability and Decisiveness
     -- Participation and Input
     -- Preparation
     -- Availability
     -- Teamwork

     From the self-evaluation forms, a composite report was prepared and discussed by the Governance Committee. The Chairman of the Board and the Chairman of the Governance Committee then met with each director to discuss the director's evaluation. Finally, the Governance Committee prepared a report which summarized the results of the individual director evaluations, underscored the areas identified by the directors as those on which to focus efforts for self-improvement, and recommended steps that could be taken by the Board, management and the directors themselves to enhance performance in those areas. The recommendations included, for example, suggested measures to expand directors' understanding of the competitive dynamics of the consumer packaged goods industry, and steps to increase their awareness of the nature and effectiveness of Campbell's management development programs.

     Upon completion of the individual director evaluation process, the Governance Committee and the Board assessed both the process and the results. It was unanimously agreed that evaluation of the Board from this different perspective had provided important feedback to the Board and its individual members, and produced creative recommendations to improve performance.

3.  EVALUATION OF BOARD COMMITTEES

     The Committee system is a central component of Campbell's governance structure. In 1998, the Board agreed that independent, focused assessment of the procedures and performance of its Committees would be a worthwhile addition to the Board's formal evaluation mechanisms. As discussed below, the Board also adopted a revised schedule to accommodate a new multi-faceted evaluation program which provides for regular assessment of the operations of the Committees.

                           TIMETABLE FOR EVALUATIONS

     Each of the Board evaluations conducted during the last five years has been designed to be searching, well-crafted and meaningful. Each has consumed the better part of a year from initial design through completion. Experience has demonstrated that a productive evaluation program should afford adequate time for careful design of the process, and for synthesis and execution of recommendations for improvement of performance, before the process is repeated.

     Accordingly, in 1998 the Governance Committee recommended and the Board approved a new approach to the annual evaluation process. On a rotating basis, evaluations of Board performance will focus on assessments of (a) the Board as a whole, (b) the individual directors, and (c) the Board Committees, with follow-up on the recommendations emerging from each step in the program cycle in the year following its completion.

     In 1999, the Governance Committee will design and conduct an evaluation process concentrating on the role and effectiveness of the Board Committees. In 2000, the Board evaluation will be designed and completed, while the Committee simultaneously oversees a follow-up assessment of the execution of recommendations to improve the Committee system that emerge from the 1999 process. In 2001, the individual director evaluation program will be completed, while the Committee follows up on recommendations as to the full Board generated by the evaluation in 2000.

                              GOVERNANCE COMMITTEE

George Strawbridge, Jr., Chair  Thomas W. Field, Jr.
Alva A. App                     Kent B. Foster
Bennett Dorrance                Charles H. Mott

                       COMPENSATION OF EXECUTIVE OFFICERS

   COMPENSATION AND ORGANIZATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

M  Highlights of Compensation

     The Compensation and Organization Committee believes that Campbell's compensation programs are among the most results-driven and shareowner-sensitive in the consumer packaged goods industry. Campbell's programs are designed to deliver fixed compensation elements, such as salary and benefits, at industry median levels, and incentive compensation from the median to the ninetieth
(90th) percentile based upon business results and stock price appreciation. When Campbell's shareowners win -- through consistent growth in earnings and revenue and stock price appreciation -- Campbell's executives win. If shareowners do not realize these gains, the total compensation of Campbell's executives will be substantially below the industry median. If performance thresholds (90% of goal) are not achieved, payments under the short-term and long-term incentive plans are zero.

     We believe that our compensation strategy and programs have been important factors in the Company's superior earnings growth, margin improvement, cash generation, and total return to shareowners since 1990.

     There are three unique and defining elements of Campbell's program:

     (1) TIGHT LINK BETWEEN PAY AND MEASURED PERFORMANCE.

          OBJECTIVITY. Our incentive payments are based on objective financial performance measures designed to build shareowner wealth: sales, earnings, returns and cash.

          NO WINDFALLS. In the short term, holders of stock options may benefit (or suffer) from stock market factors unrelated to their own performance. We have therefore balanced our long-term incentives between options and long-term performance-restricted stock (shares that are automatically forfeited if performance goals are not met or if an executive voluntarily resigns).

     (2) TOUGH TARGETS IN OUR LONG-TERM INCENTIVE PROGRAM.

          Campbell's program emphasizes "stretch" and risk-bearing in the following ways:

          INDEPENDENT VALIDATION. All of Campbell's independent directors play active roles in assessing the degree of "stretch" in management's proposed performance goals. Throughout the 1990s, the Board-approved annual operating plan has had an earnings goal set before the beginning of each fiscal year to achieve growth rates in the top quartile of the Company's

          Performance Peer Group, as projected by the consensus of independent securities analysts. This peer group currently consists of 15 food companies that include Campbell's key competitors.

          HIGH PORTION AT RISK. For the executive officers listed on page 20, the portion of total pay that was at risk in fiscal 1998 ranged from 75% to more than 90%.

          HIGH LEVERAGE. The rewards and risks of Campbell's programs are more highly leveraged than those of peers. If a performance goal is missed by 10%, bonus payout is cut to half of the target, and if the goal is missed by more than 10%, there is no bonus. If a business beats its goal by 10%, the target bonus is doubled.

          WINNING IS ONLY IN RELATIVITY. Performance relative to peers receives great emphasis in Campbell's compensation plans. Peer performance is a key component in both the annual bonus and long-term performance plans. Even the amount that the Company contributes to match employees' contributions to the Company Savings Plan depends on whether or not EPS growth ranks in the top quartile of the Performance Peer Group.

          Campbell has put a great deal of effort into ensuring a correlation between performance relativity and pay relativity. Salaries are set at the median for the Compensation Peer Group, the 32 consumer products companies which are Campbell's main competitors in recruiting talent. Bonuses are designed to bring total cash compensation into the top quartile only if the operating plan commitment is delivered and Earnings Per Share (EPS) growth, measured at the end of the year, actually ranks in the top quartile of the Performance Peer Group.

     (3) EXECUTIVES WALK IN SHAREOWNERS' SHOES.

          Every executive must buy and hold an ownership stake in the Company that is significant in comparison with his or her salary. The current requirements and the requirements effective as of December 31, 2000, which apply to the top 300 executives worldwide, are as follows:

                                                                           MULTIPLE OF
                                                                        ANNUAL BASE SALARY
                                                                   ----------------------------
                                                                                  EFFECTIVE
                                                                                DECEMBER 31,
                                POSITION                           CURRENT          2000
                                --------                           -------    -----------------
        Chief Executive Officer..................................     3x           7x
        Executive Vice President.................................     2x           5x
        Senior Vice President....................................     2x           5x
        Vice President...........................................     1x           3x
        Other Executives.........................................    .5x        .5x to 1x

          Restricted shares and options, including vested stock options, are not counted in calculating ownership. Performance-restricted shares of Campbell stock make up a significant portion of every executive's compensation.

          All shares used in executive compensation programs are shares which were previously issued and outstanding and reacquired by the Company. Stock options may not be repriced.

M  Calculation of Annual Bonus

     The following methodology determined bonus payouts for fiscal 1998:

  I.  ACTIONS BEFORE THE START OF THE FISCAL YEAR

     (1) A target bonus was set for each participating executive. This dollar amount was based upon a percentage of the midpoint of the salary range for the executive's job and was calculated to deliver compensation between median and top quartile in comparison with the Compensation Peer Group.

     (2) The Board of Directors reviewed and approved an Operating Plan which set specific performance goals (which in 1998 were cash return on assets (CROA), net sales, earnings and reductions in working capital) for the Company as a whole and separately for its major business units.

     (3) The Compensation and Organization Committee determined what portion of each executive's bonus would depend on Company results (a minimum of 20%) and what portion would depend on the results of a business unit. For the CEO, 100% of bonus depended on total Company results.

     (4) The Committee determined that an additional amount of 30% of target bonus should be paid if Campbell's Earnings Per Share performance goal was met and the Company placed in the Top Quartile of the Performance Peer Group in EPS growth.

     (5) The Committee determined that an additional amount of 10% of target bonus should be paid if the net sales goal for the Company as a whole was achieved or exceeded.

  II.  ACTIONS AFTER THE END OF THE FISCAL YEAR

     (1) Financial statements were prepared for the Company and each business unit.

     (2) For each business unit and the Company, CROA was calculated and compared to the Board-determined threshold. Business units that did not meet their Operating Plan CROA threshold were not eligible for any bonus based on unit performance. In fiscal 1998, the Company met its CROA threshold.

     (3) Where the CROA threshold was satisfied, the major portion (60-70%) of the bonus opportunity was determined by comparing earnings performance to the Operating Plan earnings goal. If the earnings threshold was not met, no bonus was paid based on the unit's earnings. By the terms of the incentive plan, extraordinary events such as major restructurings and accounting changes are excluded. In fiscal 1998, the Company's EPS exceeded the goal.

     (4) Sales performance, representing at least a 20% portion of bonus opportunity (30% for most business units), was compared to the Operating Plan sales goal. If the sales threshold was not met, the sales portion of the target bonus was not paid. Above-plan sales performance could result in above-target bonus payment only if the earnings threshold was also met. In fiscal 1998, Company sales performance did not meet the goal.

     (5) Working capital levels, representing a 10% portion of bonus opportunity, were compared to the goal for reduction of working capital in the Operating Plan. If the working capital reduction threshold was not met, no bonus was paid for working capital reduction. In fiscal 1998, reduction of working capital levels did not meet the threshold and nothing was paid.

     (6) Total Company net sales, representing an additional amount of up to 10% of bonus target, was compared to the goal for total Company net sales. In fiscal 1998, total Company net sales did not meet the goal and nothing was paid.

     (7) Finally, Company earnings performance was compared to that of the Performance Peer Group. By the terms of the program, if the Company achieves its goal for EPS and the rate of annual growth in the Company's EPS places it in the top quartile of the Performance Peer Group, each bonus-eligible executive receives an additional 30% of his/her bonus target. For purposes of this "top quartile" calculation, extraordinary events are excluded. Companies that ranked in the bottom quartile in EPS growth in the prior fiscal year are excluded from the calculation because the purpose of this component of bonus opportunity is to motivate consistent peer-beating results and to provide compensation in the top quartile of the Compensation Peer Group if top quartile performance is achieved. In fiscal 1998, the Company ranked in the top quartile of the Performance Peer Group and this triggered a supplemental payment of 30% of bonus target.

--  Long-Term Compensation (Restricted Performance Stock and Stock Options)

     The Compensation Committee determines what portion of executives' long-term compensation is delivered via restricted performance shares. Grants are made every two years for overlapping three-year performance periods. Eligibility for delivery of shares at the end of a performance period depends on whether the Company meets the minimum CROA set by the Board in the strategic plan for the performance period. The number of shares actually delivered depends upon cumulative corporate EPS for the performance period. If the Company satisfies its CROA threshold and delivers cumulative EPS beyond the goal in the strategic plan, additional shares are awarded at time of earnout, up to a maximum of 150% of target based on cumulative EPS performance. For performance years 1996-1998, the award for top quartile EPS growth was an additional earnout of 30% of target (50% for ranking #1 in the Performance Peer Group) in addition to the earnout based strictly on Campbell performance, for a maximum payout opportunity of 200% of target. In the 1996-1998 performance period, the CROA threshold was met and cumulative EPS exceeded the three-year performance goal, resulting in a supplementary award. The EPS growth rate over the three years placed the Company in the top quartile of the Performance Peer Group, triggering the additional 30% payment. For performance years 1998-2000 the top quartile award is 25% for top quartile EPS growth and 25% for top quartile sales growth, in addition to the earnout based strictly on cumulative EPS performance, for a maximum payout opportunity of 200% of target. The cumulative EPS goal and a sales growth goal must both be met in order for any 1998-2000 top quartile award to be paid.

     The other portion of executives' long-term compensation is delivered in the form of stock options, awarded annually.

     The guidelines for restricted performance share and stock option grants to executives are designed to deliver long-term compensation at the 75th percentile when compared to the Compensation Peer Group. For the last eight fiscal years, the Company's EPS performance has consistently been in the top quartile of the Performance Peer Group, as measured under the above formula for annual bonus payouts.

--  Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the executive officers listed on page 20, unless certain requirements are met. One requirement is that the Compensation Committee consist entirely of outside directors as defined in the Internal Revenue Code. Campbell's Compensation Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of performance goals approved by shareowners. The 1994 Long-Term Incentive Plan and the Management Worldwide Incentive Plan, which were approved by shareowners in 1994, were designed to meet these requirements. Minimal changes had to be made to these plans because the Company's incentive plans were already designed to link pay to Company performance. Finally, before awards are paid, the Compensation Committee must certify the attainment of the applicable performance goals. The Company believes that all compensation paid to the executive officers listed on page 20 in fiscal 1998 is fully deductible. The Company believes that compensation paid under the Management Worldwide Incentive Plan and 1994 Long-Term Incentive Plan will continue to be deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the Company and its shareowners.

--  CEO Compensation and Evaluation

     The determination of the Chief Executive Officer's salary, bonus and annual grants of stock options and restricted performance shares followed all of the policies and calculations set forth above for those components of all executives' compensation.

     Dale Morrison was elected President and CEO on July 15, 1997, and served as the Company's CEO for all of fiscal 1998. His annual salary was set at $800,000 on July 15, 1997, after consideration of independent survey data.

     Dale Morrison's bonus of $1,093,500 for fiscal 1998 was determined entirely by the quantitative criteria set forth on pages 16-17. The Committee's recommendations relating to Dale Morrison's compensation were approved by the Board.

     The CEO evaluation process requires that every independent director complete a written assessment of the CEO's performance based on a formal position description for the job of CEO, which defines responsibilities in each of the following areas:

     -- Strategic Planning

     -- Financial Results

     -- Succession Planning

     -- Communications/External Relations

     -- Board Relations

     -- Leadership/Human Resources

     Input is also obtained from other sources, including securities analysts, key executives, employees, and shareowners. The results are summarized and the full text of a written evaluation is discussed and approved by the Board. The Chair of the Compensation and Organization Committee presents the ratings and evaluation comments both in person and in writing to the CEO, who then responds to the full Board. This evaluation process was completed in July 1998 and the results were considered in the determination of Dale Morrison's annual salary increase in September 1998.

                    COMPENSATION AND ORGANIZATION COMMITTEE

          Philip E. Lippincott, Chair                            Mary Alice Malone
          Edmund M. Carpenter                                    George Strawbridge, Jr.
          Thomas W. Field, Jr.                                   Charlotte C. Weber
          Harvey Golub

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

                         TABLE 1--SUMMARY COMPENSATION

     The following table sets forth the cash compensation awarded, paid to, or earned by the Company's Chief Executive Officer and the five other most highly paid Executive Officers in fiscal years 1996, 1997 and 1998.

-------------------------------------------------------------------------------------------------------------------
                                         ANNUAL COMPENSATION               LONG-TERM AWARDS
                                      ------------------------------------------------------------
                                                                    RESTRICTED       SECURITIES
         NAME AND             FISCAL                                 STOCK(1)        UNDERLYING       ALL OTHER
    PRINCIPAL POSITION         YEAR      SALARY         BONUS         AWARDS         OPTIONS(#)    COMPENSATION(2)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

 DALE F. MORRISON (3)          1998     $800,000      $1,093,500        0             200,000          $ 56,805
 President and Chief           1997     $362,500      $  252,323    $4,890,488        217,604          $ 18,117
 Executive Officer             1996     $300,000      $  245,754        0              51,681          $212,140
-------------------------------------------------------------------------------------------------------------------
 BASIL L. ANDERSON (4)         1998     $420,000      $  398,520        0              48,000          $ 24,556
 Executive Vice President      1997     $360,833      $  301,680    $1,502,331        108,802          $ 12,088
 and Chief Financial           1996     $116,667      $  117,826    $  948,959        217,604           0
 Officer
-------------------------------------------------------------------------------------------------------------------
 F. MARTIN THRASHER (5)        1998     $321,667      $  454,840        0              30,750          $127,727
 Senior Vice President and     1997     $283,333      $  159,536    $1,505,887         25,460          $ 13,286
 President, Europe/            1996     $255,000      $  165,286    $  266,204         75,726          $ 12,609
 Canada
-------------------------------------------------------------------------------------------------------------------
 ROBERT SUBIN                  1998     $338,000      $  323,555        0              12,300          $ 19,847
 Senior Vice President --      1997     $325,833      $  239,473    $  996,550         19,095          $ 16,513
 Global Sourcing &             1996     $312,500      $  280,526        0              75,726          $ 17,790
 Engineering
-------------------------------------------------------------------------------------------------------------------
 JAMES R. KIRK (6)             1998     $329,167      $  263,655        0              0               $ 17,785
 Senior Vice President --      1997     $312,500      $  208,299    $  800,150         19,911          $ 15,624
 Research and Development      1996     $297,833      $  244,049        0              52,225          $ 16,256
 and Quality Assurance
-------------------------------------------------------------------------------------------------------------------
 MARK M. LECKIE (7)            1998     $258,077      $  296,126    $1,599,938         68,121          $147,804
 Vice President and
 President --
 U.S. Grocery
-------------------------------------------------------------------------------------------------------------------

------------------
1. Dollar values of stock awards are based on market price at time of grant. Delivery of performance restricted shares depends entirely upon attainment of financial goals for cash return on assets and corporate earnings per share. Earnouts of stock awards listed in the above table depend on Company performance, except for two awards of time-lapse restricted stock: 10,000 shares ($414,063) to Martin Thrasher in fiscal 1997 as a special retention award and 10,430 shares ($496,875) to Mark Leckie in fiscal 1998 to compensate for forfeiture of incentive compensation from his prior employer. The aggregate number of restricted stock or restricted stock units held and their value as of the end of the fiscal year for the executives were as follows: Dale Morrison 62,577 shares/$3,379,158; Basil Anderson, 31,288 shares/$1,689,552; Martin Thrasher, 20,025 shares/$1,081,350; Robert Subin, 15,853 shares/$856,062; James Kirk, 4,172 shares/$225,288; and Mark Leckie 26,283 shares/ $1,419,282. Regular quarterly dividends are paid on restricted stock.

2. "All other compensation" consists of Company contributions or allocation to savings plans (tax-qualified and supplemental).

3. Dale Morrison became President and CEO on July 15, 1997. He joined the Company on June 19, 1995. In addition to contributions to savings plans of $7,372, his other compensation in 1996 included a one time payment of $150,000 to compensate him for forfeiture of his annual incentive bonus from his prior employer and $54,768 for temporary living expenses and certain other expenses reimbursable under Company executive benefit plans.

4. Basil Anderson joined the Company on April 1, 1996.

5. Martin Thrasher became President of Europe/Canada in the beginning of fiscal 1998. In addition to contributions to savings plans of $23,295, his other compensation in fiscal 1998 included $104,440 for expenses related to his relocation overseas.

6. James Kirk retired on July 31, 1998. Pursuant to an agreement, his salary will be continued for ten months totaling $276,667, provided he complies with the terms and conditions of the agreement.

7. Mark Leckie joined the Company on September 22, 1997. His other compensation in fiscal 1998 consisted of $75,000 to compensate him for forfeiture of his annual bonus from his prior employer and $72,804 for relocation expenses.

--------------------------------------------------------------------------------------------------------
                              TABLE 2 -- OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------
                                                                                         GRANT DATE
                                  INDIVIDUAL GRANTS                                       VALUE(1)
--------------------------------------------------------------------------------------------------------
                                                       % OF
                                       NUMBER OF      TOTAL
                                       SECURITIES    OPTIONS
                                       UNDERLYING   GRANTED TO   EXERCISE                  GRANT
                                        OPTIONS     EMPLOYEES    OR BASE                    DATE
                                       GRANTED(2)   IN FISCAL     PRICE     EXPIRATION    PRESENT
                NAME                      (#)          YEAR       ($/SH)       DATE      VALUE ($)
--------------------------------------------------------------------------------------------------------
  Dale F. Morrison                      200,000        9.2%      $54.375     6/25/08     $3,638,000
--------------------------------------------------------------------------------------------------------

  Basil L. Anderson                      48,000        2.2%      $54.375     6/25/08     $ 873,120
--------------------------------------------------------------------------------------------------------

  F. Martin Thrasher                     30,750        1.4%      $54.375     6/25/08     $ 559,343
--------------------------------------------------------------------------------------------------------

  Robert Subin                           12,300        0.6%      $54.375     6/25/08     $ 223,737
--------------------------------------------------------------------------------------------------------

  James R. Kirk                               0         --            --          --     $       0
--------------------------------------------------------------------------------------------------------

  Mark M. Leckie(3)                      43,521        2.0%      $ 45.84     9/22/07     $ 646,181
--------------------------------------------------------------------------------------------------------

  Mark M. Leckie                         24,600        1.1%      $54.375     6/25/08     $ 447,474
--------------------------------------------------------------------------------------------------------

------------------
(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value for the option grant expiring on 6/25/08: option term of 10 years, volatility of 19% (calculated monthly over the three preceding calendar years), dividend yield of 1.4%, forfeiture risk rate of 9.1%, and interest rate of 5.9% (ten year Treasury note rate at January 2, 1998). The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.

(2) Options have a ten-year term and vest cumulatively over three years at the rate of 30%, 60%, 100% respectively on the first three anniversaries following the date of grant. All options vest immediately in the event of a Change in Control.

(3) Mark Leckie received an option grant on the date he joined the Company (9/22/97) in addition to a regular annual option grant.

---------------------------------------------------------------------------------------------------
                    TABLE 3 -- AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                 AND FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------
                                                       SECURITIES
                                                       UNDERLYING              VALUE OF
                                                        NUMBER OF             UNEXERCISED
                                                       UNEXERCISED           IN-THE-MONEY
                                                       OPTIONS AT             OPTIONS AT
                                                       FY-END (#)            FY-END ($)(2)
                           SHARES      ------------------------------------------------------------
                        ACQUIRED ON     REALIZED     EXER-    UNEXER-     EXER-       UNEXER-
         NAME           EXERCISE (#)     ($)(1)     CISABLE   CISABLE    CISABLE      CISABLE
---------------------------------------------------------------------------------------------------
  Dale F. Morrison          0              0        172,450   372,996   $3,702,528   $1,918,356
---------------------------------------------------------------------------------------------------

  Basil L. Anderson         0              0        163,201   211,205   $3,509,665   $2,861,874
---------------------------------------------------------------------------------------------------

  F. Martin Thrasher        0              0        127,883   78,863    $3,745,484   $  840,145
---------------------------------------------------------------------------------------------------

  Robert Subin              4,560      $  224,152   211,103   55,958    $6,938,905   $  797,395
---------------------------------------------------------------------------------------------------

  James R. Kirk            85,302      $3,197,125   122,838        0    $3,080,181   $        0
---------------------------------------------------------------------------------------------------

  Mark M. Leckie            0              0              0   68,121             0   $  355,131
---------------------------------------------------------------------------------------------------

------------------
(1) Value realized equals pretax market value of the stock on date of exercise, less the exercise price, times the number of shares acquired. Shares may be used to pay withholding taxes.

(2) Value of unexercised options equals fair market value of a share into which the option could have been converted at August 2, 1998 (market price $54.00), less exercise price, times the number of options outstanding.

                    RETURN TO SHAREOWNERS* PERFORMANCE GRAPH

     The following graph compares the cumulative total Shareowner return on the Company's Capital Stock with the cumulative total return of the Standard & Poor's Food Index (the "S&P Food Group") and the Standard & Poor's 500 Stock Index (the "S&P 500"). Also shown below are the related compound annual growth rates (CAGR). The graph assumes that $100 was invested on August 2, 1993 in each of Campbell stock, the S&P Food Group and the S&P 500, and that all dividends were reinvested. All Campbell share prices have been adjusted to reflect the impact of the spinoff of Vlasic Foods International Inc.

                    S&P 500           S&P FOOD GROUP           CAMPBELL
1993                  100                  100                   100
1994                  105                  108                   106
1995                  133                  139                   138
1996                  153                  159                   201
1997                  232                  238                   313
1998 (7/31/98)        279                  261                   349

PENSION PLANS

     The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's regular and supplementary pension plans.

  AVERAGE
COMPENSATION
 IN HIGHEST
 5 YEARS OF                    ESTIMATED ANNUAL PENSIONS
  LAST 10                           YEARS OF SERVICE
  YEARS OF     ----------------------------------------------------------
 EMPLOYMENT       20         25          30           35           40
------------   --------   --------   ----------   ----------   ----------
 $  600,000    $176,887   $221,109   $  265,331   $  280,331   $  295,331
    800,000     236,887    296,109      355,331      375,331      395,331
  1,000,000     296,887    371,109      445,331      470,331      495,331
  1,200,000     356,887    446,109      535,331      565,331      595,331
  1,400,000     416,887    521,109      625,331      660,331      695,331
  1,600,000     476,887    596,109      715,331      755,331      795,331
  1,800,000     536,887    671,109      805,331      850,331      895,331
  2,000,000     596,887    746,109      895,331      945,331      995,331
  2,200,000     656,887    821,109      985,331    1,040,331    1,095,331
  2,400,000     716,887    896,109    1,075,331    1,135,331    1,195,331

     Compensation covered under the pension plans for executive officers named in the table on page 20 is the same as the total salary and bonus shown in that table. These estimated amounts assume retirement at age 65 (normal retirement age) with a straight-life annuity without reduction for a survivor annuity or for optional benefits. They are not subject to deduction for Social Security benefits or other offsets. The years of service set forth below for the executive officers named in the table on page 20 include additional years of service pursuant to supplemental pension arrangements designed to attract executives from other employers in the middle of their careers. Such arrangements are a necessary part of the recruitment and retention package for senior executives in order to compensate them for pension benefits that would have accrued had they remained at their previous employers. As of the end of fiscal 1998, the full years of accrued service under the pension plans for the individuals named in the compensation table on page 20 were as follows: Dale Morrison -- 7 years; Basil Anderson -- 5 years; Martin Thrasher -- 17 years; Robert Subin -- 30 years; James Kirk -- 23 years; and Mark Leckie -- 2 years.

TERMINATION ARRANGEMENTS

     The Company has entered into Special Severance Protection Agreements ("Special Severance Agreements") with certain of the current executive officers named on page 20 as well as certain other executive officers. The Special Severance Agreements provide severance pay and continuation of certain benefits should a Change in Control occur. Entry into the Agreements was unanimously approved by the independent members of the Board of Directors. In order to receive benefits under the Special Severance Agreements, the executive's employment must be terminated involuntarily, without cause, whether actual or "constructive", within two years following a Change in Control.

     Generally, a "Change in Control" will be deemed to have occurred in any of the following circumstances:

      (i) the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;
     (ii) the persons serving as directors of the Company as of January 25, 1990, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up at least two-thirds of the Board;
    (iii) a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 80% or less of the surviving corporation; or
     (iv) a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

     Under the Special Severance Agreements, severance pay would equal two and one half years' base salary and bonus. Medical, life and disability benefits would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive's 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company's pension plans had the executive remained in the employ of the Company for an additional 30 months or until his 65th birthday, if earlier.

     Upon a Change in Control, (a) all options outstanding on the date of such Change in Control would become immediately and fully exercisable and (b) all restrictions upon any restricted shares (other than "Performance Restricted Shares" which are subject to performance related restrictions) would lapse immediately and all such shares would become fully vested. An executive officer would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of the Performance Restricted Shares or (ii) a pro rata portion of such Performance Restricted Shares based on the portion of the performance period that has elapsed to the date of the Change in Control.

     During any fiscal year in which a Change in Control occurs, each participant (a) whose employment is terminated prior to the end of such year or
(b) who is in the employ of the Company on the last day of such year would be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the Management Worldwide Incentive Plan for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated. Such payment would be made regardless of whether or not the Company has paid any cash dividend in the fiscal year.

                                     ITEM 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Board, upon the recommendation of its Audit Committee, reappointing the firm of PricewaterhouseCoopers LLP ("PwC") Certified Public Accountants, as independent accountants to make an audit of the accounts of the Company for fiscal 1999. PwC has audited the Company's books for many years. The names of the Directors serving on the Audit Committee are indicated on page 9, under the heading "Board Committees." The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PwC declines to act or becomes incapable of acting, or if their employment is discontinued, the Board will appoint other accountants whose continued employment after the 1999 Annual Meeting of the Shareowners will be subject to ratification by the Shareowners.

     Representatives of PwC will be at the 1998 Annual Meeting to make a statement if they desire to do so and to answer questions.

     For fiscal 1998 PwC also examined the separate financial statements of certain of the Company's foreign subsidiaries and provided other audit services to the Company in connection with Securities and Exchange Commission filings, review of periodic financial statements and audits of certain employee benefit plans.

                                     ITEM 3

                  SHAREOWNER PROPOSAL CONCERNING PROXY FORMAT

     Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W, Suite 215, Washington, DC, the owner of 400 shares, has notified the Company that she intends to introduce the following proposal. The text of the proposal and the supporting statement are set forth below. The Board of Directors opposes the proposal. The vote required for approval would be a majority of the votes cast on this proposal.

     "RESOLVED, That the shareholders recommend that the Board take the necessary step that Campbell Soup specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them."

     The shareowner has submitted the following reasons in support of the proposal:

     "REASONS: In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized." "At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation." "Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management." "Last year the owners of 22,707,464 shares, representing approximately 6% of shares voting, voted FOR this proposal."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

     Campbell Soup Company was and continues to be a pioneer in pay for performance compensation programs. The principles, methods and goals of Campbell's programs of executive compensation are set forth at length in this proxy statement (see "Compensation of Executive Officers," pages 15-24, above.) Because the Company believes that compensation should be tightly linked to measured financial performance, it does not have executive compensation agreements of the nature described in the foregoing proposal. The Shareowner proposal is thus irrelevant to Campbell, and its adoption would add nothing to the Company's existing detailed disclosures regarding compensation.

     Campbell's disclosures relating to its compensation policies and practices fully comply with the SEC's requirements. They are intended to enable our shareowners to understand and evaluate the Company's use of compensation both to attract, retain and motivate key personnel, and to ensure alignment between management and shareowner interests. Your Board believes that the Company's disclosures furnish to shareowners the information needed for informed investment and voting decisions.

     As is also reflected in this proxy statement, Campbell's Board fulfills its important responsibility for oversight of executive compensation and performance with close attention and utmost care. The Board's Compensation and Organization Committee, composed entirely of independent directors, reviews and approves the compensation of all corporate officers and other employees whose base salaries exceed a certain level, and the design of all incentive compensation programs, including performance goals. The Board takes pride in the fact that the Company's exacting compensation programs, as well as its proxy disclosures, are in the vanguard of American industry.

     This proposal was presented and defeated in 1997. We urge its rejection once again by Campbell's shareowners.

                       SUBMISSION OF SHAREOWNER PROPOSALS

     Under Rule 14a-8(e) of the Securities and Exchange Commission, shareowner proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary at Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 10, 1999. Any shareowner proposal for next year's annual meeting submitted after August 26, 1999 will not be considered filed on a timely basis with the Company under SEC Rule 14a-4(c)(1). For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided 1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and 2) the proponent does not issue a proxy statement.

            DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP REPORTS

     The federal securities laws require the Company's Directors and Executive Officers, and persons who own more than ten percent of the Company's capital stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 2, 1998, all the Company's Executive Officers, Directors and greater-than-ten-percent beneficial owners made all required filings.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the Directors' proxy to vote on such matters in accordance with his or her best judgment.

                       PROXIES AND VOTING AT THE MEETING

     This statement and the accompanying proxy card are being mailed beginning approximately on October 9, 1998, for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareowners of Campbell Soup Company called to be held on November 19, 1998. The mailing address of the Company's World Headquarters is Campbell Place, Camden, New Jersey 08103-1799.

     Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by Shareowners will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

     This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Copies of proxy solicitation material will be mailed to Shareowners, and employees of the Company may communicate with Shareowners to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

     When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the person named as the Directors' proxy in accordance with each Shareowner's directions. Proxies will also be considered to be confidential voting instructions to the applicable Trustee with respect to shares held in accounts under the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees, the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees, and the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan. If participants in these Plans are also Shareowners of record under the same account information, they will receive a single proxy which represents all shares. If the account information is different, then the participants will receive separate proxies.

     Shareowners of record and participants in savings plans may cast their vote by:

          1) using the toll-free phone number listed on the proxy solicitation/voting instruction card;

          2) using the Internet and voting at the web site listed on the proxy card; or

          3) signing, dating and mailing the proxy card in the enclosed postage paid envelope.

     The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareowners to appoint a proxy and the savings plan participants to instruct a plan fiduciary to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy solicitation/voting instruction card.

     Shareowners are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Directors (or, in the case of participants in the Plans referred to above, may be voted at the discretion of the applicable Trustee). This year shareowners who own shares directly in their own name, may vote their shares by telephone or via the Internet. Please refer to the specific instructions on the enclosed proxy card.

     A Shareowner giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a Shareowner wishes to give a proxy to someone other than the Directors' proxy, all three names appearing on the enclosed proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the Shareowner.

     Each Shareowner who plans to attend the meeting in person is requested to so indicate in the space provided on the proxy card. The Company will then be able to mail an admission card to the Shareowner in advance of the meeting. Shareowners who do not have admission cards will need to register at the door.

                    INFORMATION ABOUT ATTENDING THE MEETING

     The Annual Meeting of Shareowners will be held this year at Nazareth Hall, Grand Rapids, Ohio, which is approximately 15 miles from the Company's plant in Napoleon, Ohio. A map showing the meeting location appears on the proxy solicitation/voting instruction card and at the end of this proxy statement.

     To obtain an admission ticket by mail in advance and avoid registration lines at the door, simply indicate that you plan to attend the meeting by marking the appropriate box on the proxy card and return it in the envelope provided. If you do not wish to send the proxy card, you may obtain an admission card by sending a written request in the envelope. You may also request an admission ticket when voting by the Internet or phone. Shareowners who do not have admission tickets will need to register at the door.

     IF YOU DO NOT OWN SHARES IN YOUR OWN NAME, YOU SHOULD HAVE YOUR BROKER OR AGENT IN WHOSE NAME THE SHARES ARE REGISTERED CALL (609) 342-6122, FAX (609) 342-3889, OR WRITE TO THE OFFICE OF THE CORPORATE SECRETARY AT CAMPBELL PLACE, CAMDEN, NJ, 08103-1799 TO REQUEST A TICKET BEFORE NOVEMBER 5, 1998. OTHERWISE YOU MUST BRING PROOF OF OWNERSHIP (E.G. BROKER'S STATEMENT) IN ORDER TO BE ADMITTED DURING THE DAY OF THE MEETING.

     We cannot issue admission tickets to guests of Shareowners because there is only enough seating capacity for Shareowners who attend the meeting. Please note that the doors to the meeting room at Nazareth Hall in Grand Rapids, Ohio, will not be open for admission until 10:00 a.m.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE FILL OUT, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTE BY PHONE OR VIA THE INTERNET AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Camden, New Jersey
October 9, 1998
                                          By order of the Board of Directors,

                                             /s/ JOHN J. FUREY
                                               John J. Furey
                                            Corporate Secretary

                            [MAP TO SHAREHOLDER MTG]

                             CAMPBELL SOUP COMPANY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON NOVEMBER 19, 1998

P
R
O
X
Y

The undersigned hereby appoints, David W. Johnson, or, in his absence, Dale F. Morrison, or, in the absence of both of them, Ellen Oran Kaden, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Campbell Soup Company to be held at Nazareth Hall, 21211 River Road, Grand Rapids, Ohio, at 11:00 a.m. and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in one of the Campbell Soup Company Savings and 401(k) Plans or in the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan (any of such plans, a "Savings Plan"), then the undersigned hereby directs the respective trustee of the applicable Savings Plan to vote all shares of Campbell Soup Company Capital Stock in the undersigned's Savings Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.


1. ELECTION OF DIRECTORS

Nominees: 1) Alva A. App, 2) Edmund M. Carpenter, 3) Bennett Dorrance, 4) Thomas
W. Field, Jr., 5) Kent B. Foster, 6) Harvey Golub, 7) David W. Johnson, 8) David K.P. Li, 9) Philip E. Lippincott, 10) Mary Alice Malone, 11) Dale F. Morrison,
12) Charles H. Mott, 13) George M. Sherman, 14) Donald M. Stewart, 15) George Strawbridge, Jr. and 16) Charlotte C. Weber. Directors recommend a vote FOR


                          (Change of Address/Comments)
                          ----------------------------
                          ----------------------------
                          ----------------------------
                          ----------------------------

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                SEE REVERSE SIDE


[GRAPHIC - DIRECTIONS TO NAZARETH HALL]

[X]      PLEASE MARK YOUR                                                   6795
         VOTES AS THIS
         EXAMPLE



YOUR SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS (OR, IN THE CASE OF SHARES HELD IN A SAVINGS PLAN, WILL BE VOTED AT THE DISCRETION OF THE TRUSTEE) UNLESS YOU OTHERWISE INDICATE IN WHICH CASE THEY WILL BE VOTED AS MARKED.

                 THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

FOR ALL NOMINEES, EXCEPT THOSE LISTED BELOW           WITHHELD FROM ALL NOMINEES

1.       Election of          [ ]                                [ ]
         Directors
         (see reverse)


                              FOR             AGAINST          ABSTAIN
2.      Ratification of       [ ]               [ ]              [ ]
        Appointment of
        Auditors

FOR, except vote withheld from the following nominee(s) - list numbers:



                  THE BOARD RECOMMENDS A VOTE AGAINST ITEM 3.

                                    FOR             AGAINST           ABSTAIN
3.      Shareowner Proposal         [ ]               [ ]               [ ]
        Concerning Proxy
        Format


        MARK THIS BOX TO            [ ]             Change of address: Mark      [ ]
        OBTAIN A TICKET OF                          this box and see the
        ADMISSION TO THE                            reverse side.
        MEETING.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.



                                             ___________________________________


                                             ___________________________________
                                             SIGNATURE(S)               DATE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                          CAMPBELL SOUP COMPANY LOGO

        ANNUAL MEETING OF SHAREOWNERS -- NOVEMBER 19, 1998 -- 11:00 A.M.

              NAZARETH HALL - 21211 RIVER ROAD - GRAND RAPIDS, OHIO


                          VOTE BY TELEPHONE OR INTERNET

                            QUICK - EASY - IMMEDIATE


Campbell Soup Company encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON NOVEMBER 18, 1998.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:             ON A TOUCH-TONE TELEPHONE DIAL 1-800-OK2-VOTE
                           (1-800-652-8683) FROM THE U.S. AND CANADA OR DIAL
                           201-324-0377 FROM OTHER COUNTRIES.

                           You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET:          POINT YOUR BROWSER TO THE WEB ADDRESS:
                           http://www.campbellsoup.com

                           Click on the "PROXY VOTING" icon -- You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:              Mark, sign and date your proxy card and return it in
                           the postage-paid envelope. IF YOU ARE VOTING BY
                           TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR
                           PROXY CARD.

                              CAMPBELL SOUP COMPANY
                            1998 VOTE-BY-PHONE SCRIPT

Thank you for calling First Chicago's proxy voting service. If you have a United States social security number, press 1. If you do not have a United States social security number, press 2.

         > 1 (Go to (1.1))                            > 2 (Go to (1.2))

         (1.1) Using your touch tone phone, please enter the last four digits of your social security number.

         > xxxx

         (1.2) Please have your proxy card available before voting. Enter the voter control number in the box including the pound sign as it appears below the perforation on your proxy card.

                  > xxx#xxxx#xxxxxx#

                  (If the first part of the control number that identifies the company you are voting is entered wrong, viz., xxx#xxxx#xxxxxx#)

                  Is not a valid number. (Go to (1.2))

                  (If good control number is entered)

                  The company you are voting is CAMPBELL SOUP COMPANY. If this is correct, press 1 now. If not, press 9.

                  > 1

                  One moment please.

                  Your phone vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to your instructions at the meeting of shareholders. One moment please. (Go to (1.3))

                  (If the second and/or third part of the control number is entered wrong, viz., xxx#xxxx#xxxxxx#)

                  I am unable to process this request at this time. (Go to
                  (1.2))

         (If incorrect social security number is entered)

         Our records show that you have a social security number. (Go to (1.1))

                  > 9 (Go to (1.2))




                  (1.3) If you would like to attend the annual meeting, please press 1 now.

                           >1

                           Noted. Attending!

                           >Nothing entered.  (Go to (1.4))


                  (1.4) To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote one proposal at a time, press 2.

                           >1

                           You have voted with the recommendations of the board of directors on all of the proposals. (Go to 1.7)

                           >2

                           Directors, Proposal #1

                           To vote for, please press 1. To withhold from all directors, please press 2. To withhold from individual directors, please press 3.

                                    1> (Go to next the proposal)

                                    2> (Go to next the proposal)

                                    3> (Go to (1.5))

                                    (1.5) Using the proxy card, please press the corresponding number followed by the number sign for each director from whom you wish to withhold your vote. When completed, press the number sign.

                >Invalid number entered.

                "xx is not a valid number for any of the directors listed on your proxy card." (Go to (1.5))

                > 1# 3# 5## (Go to next the proposal)

  Auditors, Proposal #2

        To vote For, please press 1. To vote
        Against, please press 2. To Abstain, please press 3.

                >1 (Go to next the proposal)

                >2 (Go to next the proposal)

                >3 (Go to next the proposal)

        Proposal #3

        To vote For, please press 1. To vote
        Against, please press 2. To Abstain, please press 3.

      >1 (Go to 1.6)

      >2 (Go to 1.6)

      >3 (Go to 1.6)


        (1.6) I will now summarize your vote. Please confirm your vote at the end of this message.

        On proposal 1, you withheld your vote from director  #1 #3
        #5 ...
        On proposal 2, you voted XXX.
        On proposal 3, you voted XXX.

                                    (1.7) To confirm your vote, press 1. To
                                          change it, press 9.

                                            > 1

                                            One moment please.

                                            Your vote has been successfully
                                            applied. It is not necessary for you
                                            to mail your proxy card. If you wish
                                            to vote another proxy at this time,
                                            press 1. Otherwise, you may hang up
                                            now.


                                                     >1 (Go to (1.2))

                                            >9 (Go to (1.4))


NOTE: If no action is taken the following script applies.

         > Nothing entered

         Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action)

         > Again, nothing entered

         Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action)
         The information entered continues to be invalid. I am unable to process your request at this time. Thank you for calling. (Hang up) (End of call)